Exhibit 10.1

FORM OF COMPANY equityholder Support Agreement

THIS COMPANY EQUITYHOLDER SUPPORT AGREEMENT, dated as of October 9, 2025 (this “Agreement”), is entered into by and among Haymaker Acquisition Corp. 4 (“SPAC”), SunCrete, Inc. (“PubCo”), Concrete Partners Holding, LLC (the “Company”) and the undersigned equityholder of the Company (the “Holder”).

WHEREAS, SPAC, PubCo, the Company and the other parties thereto propose to enter into, concurrently herewith, a business combination agreement, a copy of which has been made available to the Holder, which provides, among other things, that, upon the terms and subject to the conditions thereof, the parties to the BCA shall enter into a business combination;

WHEREAS, as of the date hereof, the Holder owns of record or beneficially the number and type of Company Units specified on Holder’s signature page hereto (all such Company Units or other securities of the Company of which ownership of record or the power to vote is now held or hereafter acquired by the Holder prior to the termination of this Agreement, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, including, but not limited to, pursuant to the BCA, being referred to herein as the “Securities”);

WHEREAS, in order to induce the parties to the BCA to enter into the BCA, the Holder is executing and delivering this Agreement to SPAC, PubCo and the Company; and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.              Agreement to Vote. The Holder, by this Agreement, solely with respect to the Holder’s Securities and in the Holder’s capacity as an equityholder of the Company, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as the Company may reasonably request in connection therewith), with respect to the Company, to vote, in person, by proxy or voting card (and to be counted as present thereat for purposes of calculating a quorum), at any meeting of the equityholders of the Company (including any adjournment or postponement thereof), and in any action by written consent of the equityholders of the Company, all of the Holder’s Securities (a) in favor of the approval and adoption of the BCA, the Transaction Documents, and the transactions contemplated by the BCA and the Transaction Documents, including the Acquisition Merger (the “Approval Matters”), (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the BCA and considered and voted upon by the equityholders of the Company, (c) in favor of any proposal to adjourn or postpone to a later date any meeting of the equityholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the equityholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (d) against any action, agreement or transaction (other than the BCA or the transactions contemplated thereby) or proposal that would reasonably be expected to (i) prevent, impede, delay, or adversely affect in any material respect the transactions contemplated by the BCA or any Transaction Document or (ii) result in the failure of the transactions contemplated by the BCA to be consummated. The Holder acknowledges receipt and review of a copy of the BCA. Each Holder acknowledges and agrees that the foregoing approvals are expected to occur by written consent (and not at a meeting of equityholders).

2.              Transfer of Securities.

(a)            The Holder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), permit the creation of any lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to the Company and SPAC), (ii) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement pursuant to a joinder agreement reasonably acceptable to the SPAC), or (iv) take any action that would have the effect of preventing or disabling the Holder from performing its obligations hereunder. In addition and without limiting the foregoing, the Holder agrees that, during the period that the Holder and any permitted transferee owns any Securities, the Holder and each of its permitted transferees agrees that it shall not enter into an agreement that is effective prior to the consummation of the Transactions (but in any event prior to the time at which each respective party receives PubCo Common Stock as part of the Transactions), to dispose of or otherwise transfer such PubCo Common Stock.

(b)            The Holder hereby agrees not to, during the period (the “Post-Closing Lock-Up Period”) commencing on the date of the Initial Closing and ending on the earlier of (i) the one year anniversary of the Initial Closing and (ii) the date after the Initial Closing on which PubCo consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of PubCo’s stockholders having the right to exchange their equity holdings in PubCo for cash, securities or other property, without the prior written consent of the Company and PubCo: (A) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Securities, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (C) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (A), (B) or (C) above is to be settled by delivery of Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (A), (B) or (C), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Securities owned by the Holder (I) by gift, will or intestate succession upon the death of the Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) in accordance with the requirements of the Business Combination Agreement or the organizational documents of the Company, as amended, (V) to PubCo in connection with the “net” or “cashless” exercise of options or other rights to purchase shares of PubCo Common Stock granted pursuant to an equity incentive plan, stock purchase plan or other arrangement in satisfaction of any tax withholding obligations through cashless surrender or otherwise (provided any shares of PubCo Common Stock issued upon exercise of such option or other rights shall remain subject to the terms of this Agreement), or (VI) in connection with the exercise or conversion of any Derivative Instruments (defined below); provided, however, that in any of the cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Agreement applicable to the Holder, and there shall be no further transfer of such Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (aa) the members of the Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (bb) any trust or charitable organization for the direct or indirect benefit of the Holder or the immediate family of the Holder, (cc) if the Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (dd) if the Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in the Holder, or (ee) to any affiliate of the Holder. The Holder further agrees to execute such agreements as may be reasonably requested by the Company or PubCo that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding the foregoing, the Holder shall be permitted to establish a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that (y) such plan does not provide for the transfer, sale or other disposal of Securities during the Post-Closing Lock-Up Period and (z) any public announcement or filing with the SEC under the Exchange Act made by any person regarding the establishment of such plan during the Post-Closing Lock-Up Period shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Post-Closing Lock-Up Period in contravention of this Agreement.

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(c)            Notwithstanding anything contained herein to the contrary, (i) 33.33% of the Securities subject to the restrictions set forth in Section 2(b) held by the Holder as of the Closing Date will be automatically released from the restrictions contained in Section 2(b) immediately prior to the opening of The New York Stock Exchange on the six month anniversary of the Closing Date and (ii) 33.33% of the Securities subject to the restrictions set forth in Section 2(b) held by the Holder as of the Closing Date will be automatically released from the restrictions contained in Section 2(b) immediately prior to the opening of The New York Stock Exchange on the nine month anniversary of the Closing Date.

(d)            Notwithstanding anything contained herein to the contrary, if, prior to the expiration of the Post-Closing Lock-Up Period, the Company and PubCo consent at their discretion to release any PubCo Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of PubCo Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), held by any directors, officers, stockholders of 5.0% or more of the then outstanding shares of PubCo Common Stock that has delivered a lock-up agreement to the Company and PubCo in connection with the Transactions, other than the Holder, from the restrictions described herein (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the Holder’s shares of PubCo Common Stock subject to this Agreement shall also be released from the restrictions set forth herein on the same terms on a pro rata basis, such number of the Holder’s shares of PubCo Common Stock being the total number of shares of PubCo Common Stock held by the Holder on the date of the Triggering Release that are subject to this Agreement multiplied by a fraction, the numerator of which shall be the number of shares of PubCo Common Stock and Derivative Instruments released pursuant to the Triggering Release and the denominator of which shall be the total number of shares of PubCo Common Stock and Derivative Instruments held by the Triggering Release Party on such date that were subject to a lock-up restriction (e.g., restrictions similar to this Section 2) immediately prior to such release.

(e)            If any transfer of Securities is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be null and void ab initio, and the Company and PubCo shall refuse to recognize any such purported transferee of the Securities as one of its equity holders for any purpose. In order to enforce this Section 2, the Company and PubCo may impose stop-transfer instructions with respect to the Securities of the Holder (and Permitted Transferees and assigns thereof) until the end of the Post-Closing Lock-Up Period.

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3.              No Solicitation of Transactions. Subject to Section 7(d), the Holder agrees that the Holder shall (A) be deemed a Representative of the Company for purposes of §7.01 of the BCA, (B) not, directly or indirectly, including through any Representative, take any action that the Company is prohibited from taking, and (C) take all actions that the Company is required to take, in each case for the immediately preceding clauses (B) and (C), by clauses (a) through (c) of §7.01 (Non-Solicitation) of the BCA.

4.              Representations and Warranties. The Holder represents and warrants to the Company as follows:

(a)            The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to the Holder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities or (iv) if the Holder is not a natural person, conflict with or result in a breach of or constitute a default under any provision of such Holder’s Organizational Documents.

(b)            The Holder owns of record and has good, valid and marketable title to all of the outstanding Securities free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the Organizational Documents of the Company) and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Securities. The Holder does not own any Equity Securities of the Company except for the Securities.

(c)            The Holder has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by the Holder.

5.             Waiver and Release of Claims. The Holder covenants and agrees as follows:

(a)            Effective as of the Acquisition Merger Effective Time, subject to the limitations set forth in paragraph (c) below, the Holder, on behalf of the Holder and his, her or its affiliates and his, her or its respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing, does hereby unconditionally and irrevocably release, waive and forever discharge each of the Company, PubCo, SPAC, Merger Sub I, Merger Sub II, Sponsor, and each of their respective past and present directors, officers, employees, agents, predecessors, successors, assigns, Subsidiaries and affiliates, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Acquisition Merger Effective Time (each a “Claim” and, collectively, the “Claims”) arising out of or relating to (i) the Holder’s capacity as a current or former equityholder or (ii) any Contract with the Company or any of its Subsidiaries entered into or established prior to the Acquisition Merger Effective Time, including any voting agreement, investors’ rights agreement, right of first refusal and co-sale agreement, management rights letter, or similar shareholders agreements or side letters, or equity purchase agreements, but expressly excluding any employment-related Contracts or Claims.

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(b)            The Holder acknowledges that he, she or it may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of this Agreement, and that he, she or it may hereafter come to have a different understanding of the law that may apply to potential claims which he, she or it is releasing hereunder, but he, she or it affirms that, except as is otherwise specifically provided herein, it is his, her or its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, each of the Holders acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of law. Each Holder knowingly and voluntarily waives and releases any and all rights and benefits that he, she or it may now have, or in the future may have, under Section 1542 of the California Civil Code (or any analogous Law of any other jurisdiction), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Holder understands that Section 1542, or a comparable Law of another jurisdiction, gives the Holder the right not to release existing claims of which the Holder is not aware, unless the Holder voluntarily chooses to waive this right. Having been so apprised, the Holder nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable Law, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 5, in each case, effective at the Acquisition Merger Effective Time. The Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, neither the Company, PubCo nor SPAC would have agreed to the terms of this Agreement.

(c)            Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, neither the Holder or any of its affiliates releases or discharges, and the Holder expressly does not release or discharge, any Claims: (i) that arise under or are based upon the terms of the BCA, any of the Ancillary Agreements, any Letter of Transmittal or any other document, certificate or Contract executed or delivered in connection with the BCA; or (ii) for indemnification, contribution, set-off, reimbursement or similar rights pursuant to any certificate of incorporation, indemnification agreement or bylaws of the Company or any of its Subsidiaries with respect to the Holder, any of its affiliates or their respective designated members of the governing board of the Company or any of its Subsidiaries solely to the extent set forth in the BCA.

(d)            Notwithstanding the foregoing provisions of this Section 5, nothing contained in this Agreement shall be construed as an admission by any party hereto of any liability of any kind to any other party hereto.

6.             Termination. This Agreement and the obligations of the Holder under this Agreement shall automatically terminate upon the earliest to occur of (a) the Acquisition Merger Effective Time (provided that, notwithstanding the foregoing, the provisions of Sections 2(b), 2(c), 2(d), 2(e) and 5 and 7 shall survive the Acquisition Merger Effective Time); (b) the termination of the BCA in accordance with its terms and (c) the mutual agreement of the Company, PubCo and the Holder. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

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7.              Miscellaneous.

(a)            Incorporation By Reference. The parties hereto acknowledge and agree that the provisions of §6.03 (Claims Against Trust Account), §10.04 (Entire Agreement; Assignment), §10.05 (Parties in Interest), §10.06 (Governing Law), §10.07 (Waiver of Jury Trial), §10.09 (Counterparts), §10.10 (Specific Performance), and §10.13 (No Recourse) of the BCA shall apply to this Agreement and the parties hereto mutatis mutandis.

(b)            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If, prior to the Acquisition Closing, to the SPAC or PubCo, to it at:

324 Royal Palm Way, Suite 300-i

Palm Beach, Florida 33480

Attention: Christopher Bradley

Email: cbradley@mistralequity.com

with a copy (which shall not constitute effective notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Sidney Burke; Stephen P. Alicanti

Email: sidney.burke@us.dlapiper.com; stephen.alicanti@us.dlapiper.com

If to the Company or, after the Acquisition Closing, SPAC or PubCo, to it at:

c/o SunTX Capital Partners
5420 LBJ Freeway, Suite 1000
Dallas, Texas 75240
Attention:      Barrett Bruce
Email:              BBruce@suntx.com

with a copy (which shall not constitute effective notice) to:

Haynes and Boone, LLP
2801 N. Harwood Street, Suite 2300

Dallas, TX 75201
Attention:      Greg R. Samuel

        Matthew L. Fry

        Kellie Bobo

Email:              Greg.Samuel@haynesboone.com

        Matt.Fry@haynesboone.com

        Kellie.Bobo@haynesboone.com

If to the Holder, to the address set forth under the Holder’s name on the signature page hereto.

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(c)            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

(d)            Capacity as a Holder. Each Holder signs this Agreement solely in his, her or its capacity as an equityholder of the Company, and not in his, her or its capacity as a director (including “director by deputization”), officer or employee of the Company, if applicable. Nothing herein shall be construed to (i) restrict, limit, prohibit or affect any actions or inactions by the Holder or any Representative of the Holder, as applicable, serving in the capacity of a director or officer of the Company, acting in such Person’s capacity as a director or officer of the Company (it being understood and agreed that the BCA contains provisions that govern the actions or inactions by the directors and officers of the Company with respect to the Transactions) or (ii) prohibit, limit or restrict the exercise of any fiduciary duties as director or officer of the Company that is otherwise permitted by, and done in compliance with, the terms of the BCA (and in each case of clauses (i) and (ii), without limiting the Holder’s obligations hereunder in his, her or its capacity as a Holder).

(e)            Nothing contained in this Agreement shall be deemed to vest in the SPAC or PubCo any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each respective Holder, and the SPAC and PubCo shall not have any authority to direct such Holder in the voting or disposition of any of the Securities, except as otherwise expressly provided herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCRETE PARTNERS HOLDING, LLC

By:
Name:
Title:

HAYMAKER ACQUISITION CORP. 4

By:
Name:
Title:

SUNCRETE, INC.

By:
Name:
Title:

HOLDER:

[________________]

By:
Name:
Title:
Address:

Number and type of Company Units:  _______________________________